Phone: 612.339.7811 Fax: 612.339.9845 mhmcpa.com A member of Kreston Global – a global network of accounting firms Mayer Hoffman McCann P.C. An Independent CPA Firm 222 S. Ninth Street, Suite 1000 Minneapolis MN 55402 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in the Registration Statement (No. 333-37210) on Form S-8 of Old Republic International Corporation of our report dated June 28, 2024 with respect to the statements of net assets available for benefits of The Republic Mortgage Insurance Company and Affiliated Companies Profit Sharing Plan as of December 31, 2023 and 2022, the related statement of changes in net assets available for benefits for the year ended December 31, 2023, and the related supplemental schedule as of December 31, 2023, which report appears in the December 31, 2023 annual report on Form 11-K of The Republic Mortgage Insurance Company and Affiliated Companies Profit Sharing Plan. Mayer Hoffman McCann P.C. Minneapolis, Minnesota June 28, 2024